EXHIBIT 99.1

PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports First-Quarter Results
GAAP EPS $.04 vs. $.43; Non-GAAP $.35 vs. $.67
GAAP and Non-GAAP Results Include $.24 Charge Related to Robbery in Belgium
Management Reaffirms Full-Year Outlook

RICHMOND, Va., April 25, 2013 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported first-quarter earnings.

First-Quarter Highlights
GAAP:
•	Revenue up 4% (6% organic growth), EPS $.04 vs. $.43
•	Segment profit down 53% (30% organic decline), margin 3.4% vs. 7.5%
•	International profit down 45% (20% organic decline), margin 4.8% vs. 9.3%
•	North America margin: (1%) vs. 2.5%

Non-GAAP:
•	Revenue up 4% (6% organic growth), EPS $.35 vs. $.67
•	Segment profit down 32% (29% organic decline), margin 5.2% vs. 8%
•	International profit down 25% (21% organic decline), margin 6.8% vs. 9.6%
•	North America margin: 0.2% vs. 3.4%

Other:
•
GAAP and non-GAAP results include a charge of $19 million ($.24 per share) related to a robbery in Belgium (see “Recent Events” on page 4).  This charge was allocated to our two segments (North America and International), consistent with other global expenses

•	$13 million ($.17 per share) write-down of net monetary assets in Venezuela related to currency devaluation excluded from non-GAAP results
•	Negative currency impact: $24 million on revenue (GAAP and non-GAAP); $17 million on GAAP profit, $3 million on non-GAAP profit

Tom Schievelbein, chairman, president and chief executive officer, said: “First-quarter results from international operations exceeded our initial projections and enabled us to overcome a $19 million charge related to a robbery in Belgium and continued weakness in North America to maintain our full-year outlook.  We expect our segment margin rate to be between 6% and 6.5% with continued strength in international operations and challenges in North America.”

Summary Reconciliation of First-Quarter GAAP to Non-GAAP EPS*
	First Quarter
	2013	2012
GAAP Diluted EPS	$0.04	$0.43
Exclude Venezuela monetary asset remeasurement losses	0.17	-
Exclude U.S. retirement plan expenses	0.17	0.21
Exclude employee benefit settlement and severance losses	-	0.01
Exclude additional European operations to be exited	0.02	0.02
Exclude gains and losses on acquisitions and dispositions	(0.02)	(0.02)
Adjust quarterly tax rate to full-year average rate	(0.04)	0.02
Non-GAAP Diluted EPS	$0.35	$0.67

Summary of First-Quarter Results*
	First Quarter
(In millions, except for per share amounts)	2013	2012	% Change

GAAP
Revenues	$977	$941	4%
Segment operating profit (a)	33	71	(53)
Non-segment expense	(17)	(24)	(30)
Operating profit	16	47	(65)
Income from continuing operations (b)	2	21	(90)
Diluted EPS from continuing operations (b)	0.04	0.43	(91)

Non-GAAP
Revenues	$974	$937	4%
Segment operating profit (a)	51	75	(32)
Non-segment expense	(8)	(10)	(21)
Operating profit	43	66	(34)
Income from continuing operations (b)	17	33	(48)
Diluted EPS from continuing operations (b) (c)	0.35	0.67	(48)

(a)	Segment operating profit is a non-GAAP measure. Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.
(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)
Non-GAAP diluted EPS for the first quarter of 2012 as reported in the fourth quarter of 2012 was $.01 per share lower, or $.66 per share.  The updated presentation reflects additional European operations that we expect to exit during 2013.

*Non-GAAP results are reconciled to the applicable GAAP results on pages10-12.  Amounts may not add due to rounding.

Segment Results – GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
(In millions)	1Q '12	Change	(b)	(c)	1Q '13	Total	Organic
Revenues:
Latin America	$386	46	3	(22)	413	7	12
EMEA	280	6	-	-	286	2	2
Asia Pacific	38	7	-	(1)	43	14	18
International	704	58	3	(24)	742	5	8
North America	236	-	-	-	236	-	-
Total	$941	58	3	(24)	977	4	6
Operating profit:
International	$65	(13)	-	(17)	36	(45)	(20)
North America	6	(8)	-	-	(2)	NM	NM
Segment operating profit	71	(21)	-	(17)	33	(53)	(30)
Non-segment (a)	(24)	6	1	-	(17)	(30)	(26)
Total	$47	(15)	2	(17)	16	(65)	(33)

Segment operating margin:
International	9.3%				4.8%
North America	2.5%				(1.0%)
Segment operating margin	7.5%				3.4%

Segment Results - Non-GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
(In millions)	1Q '12	Change	(b)	(c)	1Q '13	Total	Organic
Revenues:
Latin America	$386	46	3	(22)	413	7	12
EMEA	277	6	-	-	282	2	2
Asia Pacific	38	7	-	(1)	43	14	18
International	701	58	3	(24)	738	5	8
North America	236	-	-	-	236	-	-
Total	$937	58	3	(24)	974	4	6
Operating profit:
International	$67	(14)	-	(3)	51	(25)	(21)
North America	8	(8)	-	-	1	(94)	(94)
Segment operating profit	75	(22)	-	(3)	51	(32)	(29)
Non-segment (a)	(10)	2	-	-	(8)	(21)	(21)
Total	$66	(20)	-	(3)	43	(34)	(30)

Segment operating margin:
International	9.6%				6.8%
North America	3.4%				0.2%
Segment operating margin	8.0%				5.2%

(a)	Includes income and expense not allocated to segments.
(b)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses. Also includes impairment charges related to businesses that we expect to dispose of in the near term.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Amounts may not add due to rounding.

Non-Segment Expenses
Non-segment expenses declined from $24 million to $17 million due to lower retirement plan expenses ($4 million) and a reduction in benefits costs ($2 million).  On a non-GAAP basis, these expenses decreased from $10 million to $8 million due to the reduction in benefits costs.

Capital Expenditures and Capital Leases
Brink’s acquired $34 million of fixed assets in the first quarter of 2013 versus $39 million in the year-ago quarter.  For the full year, the company expects fixed asset acquisitions to remain relatively flat at $205 million.

Income Taxes
On a GAAP basis, the first-quarter tax expense was $5 million (effective rate of 46%) versus $17 million (effective rate of 38%) in 2012. This year’s higher rate is primarily due to a nondeductible remeasurement charge resulting from the Venezuela devaluation recorded in the first quarter, as well as additional devaluation amounts forecasted for 2013.  The effective GAAP tax rate for 2013 is expected to be between 49% and 52%.  Non-GAAP earnings for the first quarter reflect an effective tax rate of 37.5%, which is the midpoint of the estimated non-GAAP full-year range of 36% to 39%.  Non-GAAP results exclude the aforementioned nondeductible remeasurement charge.

Recent Events
On February 18, an armed gang attacked a Swiss-bound plane at Zaventum Airport in Brussels, Belgium, and stole an unconfirmed amount of diamonds, a portion of which was being shipped by Brink’s.
The total loss exposure for Brink’s was approximately $19 million ($.24 per share after taxes).  Brink’s reimbursed customers for all confirmed losses within 48 hours of the robbery.  On February 20, management said the robbery was not expected to have a material impact on the full-year profit outlook it provided on February 1.  Today, Brink’s reaffirmed its full-year outlook, which calls for a segment profit margin between 6% and 6.5% on organic revenue growth of 5% to 8%.
Brink’s is working with the authorities in connection with this incident and does not expect to provide additional details on the robbery.

Conference Call
Brink’s will host a conference call on April 25 at 11:00 a.m. Eastern Time to review first-quarter results.  Interested parties can listen by calling (800) 860-2442 (domestic), (412) 858-4600 (international) and (866) 605-3852 in Canada, or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through May 9, 2013, by calling (877) 344-7529 (domestic) or + (412) 317-0088 (international).  The conference account number is 10027621.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.   For 2013, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operations.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.  Words such as “anticipates,” “assumes,” “estimates,” “expects,” “projects,” “predicts,” “intends,” “plans,” “believes,” “potential,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, anticipated revenue, segment profit, segment margin, non-segment expense, interest expense, tax rate, non-controlling interest expense, capital expenditures, productivity investments and improvement, capital leases and depreciation and amortization for 2013, future devaluation in Venezuela, anticipated results in the Company’s segments and regions, and pending acquisitions, dispositions and related transactions.  Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:
•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services,
•	our ability to continue profit growth in Latin America,
•	our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States and Europe,
•	investments in information technology and value-added services and their impact on revenue and profit growth,
•	our ability to implement high-value solutions,
•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions,

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates,
•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses, and changes in exchange rates,
•	fluctuations in value of the Venezuelan bolivar fuerte,
•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages,
•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses,
•	our ability to integrate successfully recently acquired companies and improve their operating profit margins,
•	the actions of competitors,
•	our ability to identify acquisitions and other strategic opportunities in emerging markets,
•	the willingness of our customers to absorb fuel surcharges and other future price increases,
•
the impact of turnaround actions responding to current conditions in Europe and North America and our productivity and cost control efforts in those regions including relating to information technology,

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers,
•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer,
•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs,

•	security threats worldwide and losses of customer valuables,
•	costs associated with the purchase and implementation of cash processing and security equipment,
•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence,
•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company’s ongoing operations,

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships,

•	changes in estimates and assumptions underlying our critical accounting policies,
•	the outcome of pending and future claims and litigation,
•	access to the capital and credit markets,
•	seasonality, pricing and other competitive industry factors.

This list of risks, uncertainties and contingencies is not intended to be exhaustive.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2012, and in our other public filings with the Securities and Exchange Commission.  The forward looking information included in this document is representative only as of the date of this document and The Brink’s Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)

	GAAP		Non-GAAP
		2013		2013
	2012	Estimate	2012	Estimate
Organic revenue growth
International	11%	7% - 9%	11%	7% - 9%
North America	(2)%	0% - 2%	(2)%	0% - 2%
Total	7%	5% - 8%	7%	5% - 8%

Currency impact on revenue
International	(7)%	(3%) – (5%)	(7)%	(3%) – (5%)
North America	flat	flat	flat	flat
Total	(5)%	(2%) – (4%)	(5)%	(2%) – (4%)

Segment margin
International (a)	7.9%	6.0% - 7.0%	7.9%	7.0% - 8.0%
North America (b)	3.4%	1% - 2%	4.4%	2% - 3%
Total	6.8%	5.0% - 5.5%	7.0%	6.0% - 6.5%

Non-segment expense
General and administrative	$44	43	$44	43
Retirement plans (b)	47	42	-	-
Royalty income	(2)	(2)	(2)	(2)
Total	$89	83	$42	41

Effective income tax rate (a)	17%	49% – 52%	36%	36% – 39%

Interest expense	$24	27 – 29	$24	27 – 29

Interest and other income (expense) (c)	$7	2 – 3	$5	2 – 3

Net income attributable to
noncontrolling interests (a)	$21	3 – 5	$19	17 – 20

Fixed assets acquired
Capital expenditures	$185	195	$185	195
Capital leases (d)	18	10	18	10
Total	$203	205	$203	205

Depreciation and amortization	$166	180 – 190	$166	180 – 190

(a)
Actual and projected remeasurement losses on net monetary assets in Venezuela in the 2013 estimate, and the related effect on income tax rates and net income attributable to noncontrolling interest, have been excluded from non-GAAP results.

(b)
Costs related to U.S. retirement plans have been excluded from non-GAAP results including $9 million in 2012 and $12 million in 2013 related to North America, and $47 million in 2012 and $42 million in 2013 related to Non-segment.

(c)	Gains on sale of securities in 2012 of $2.4 million have been excluded from non-GAAP results.
(d)	Includes capital leases for newly acquired assets only.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(In millions, except for per share amounts)

	First Quarter
	2013	2012

Revenues	$977.4	$940.7

Costs and expenses:
Cost of revenues	816.0	760.4
Selling, general and administrative expenses	136.0	135.8
Total costs and expenses	952.0	896.2
Other operating income (expense)	(9.2)	2.2

Operating profit	16.2	46.7

Interest expense	(6.0)	(6.3)
Interest and other income (expense)	0.5	3.9
Income from continuing operations before tax	10.7	44.3
Provision (benefit) for income taxes	4.9	16.6

Income from continuing operations	5.8	27.7

Loss from discontinued operations, net of tax	(18.7)	(3.9)

Net income (loss)	(12.9)	23.8

Less net income attributable to noncontrolling interests	(3.7)	(6.8)

Net income (loss) attributable to Brink’s	$(16.6)	$17.0

Amounts attributable to Brink’s
Continuing operations	$2.1	$20.9
Discontinued operations	(18.7)	(3.9)

Net income (loss) attributable to Brink’s	$(16.6)	$17.0

Earnings (loss) per share attributable to Brink’s common shareholders (a)
Basic:
Continuing operations	$0.04	$0.44
Discontinued operations	(0.38)	(0.08)
Net income (loss)	$(0.34)	$0.35

Diluted:
Continuing operations	$0.04	$0.43
Discontinued operations	(0.38)	(0.08)
Net income (loss)	$(0.34)	$0.35

Weighted-average shares
Basic	48.6	48.1
Diluted	48.9	48.3

(a) Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

	First Quarter
	2013	2012
DISCONTINUED OPERATIONS

Discontinued European operations (a)
Loss from operations (b)	$(18.1)	$(4.3)
Loss on sale	(0.5)	-
Adjustments to contingencies of former operations	-	0.1
Loss from discontinued operations before income taxes	(18.6)	(4.2)
Provision (credit) for income taxes	0.1	(0.3)
Loss from discontinued operations, net of tax	$(18.7)	$(3.9)

(a)
Discontinued operations include cash-in-transit operations in Germany and Poland, and guarding operations in France and Morocco.  Revenues from these European operations were $18.2 million in the three months ended March 31, 2013 and $26.1 million in the three months ended March 31, 2012.  No interest expense was included in discontinued operations in the three months ended March 31, 2013 and 2012.

(b)
Loss from operations includes $15.3 million of accrued severance expenses which will be required to be paid to terminate certain employees of the German operations after the sale of the business is completed.  We intend to contribute a portion of the cost to fund the severance payments to the business prior to the execution of the sales transaction.

	First Quarter
	2013	2012
SELECTED CASH FLOW INFORMATION

Property and Equipment Acquired During the Period
Capital expenditures
International	$27.4	$18.6
North America	6.7	14.9
Capital expenditures	34.1	33.5

Capital Leases (a)
International	-	1.9
North America	-	3.2
Capital leases	-	5.1

Total
International	27.4	20.5
North America	6.7	18.1
Total	$34.1	$38.6

Depreciation and amortization
International	$27.9	$25.7
North America	16.6	15.3
Depreciation and amortization	$44.5	$41.0

(a)
Represents the amount of property and equipment acquired using capital leases.  Since these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.  Sales leaseback transactions are excluded from "Capital leases" in this table.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Additional European Operations to be Exited (a)	Gains and Losses on Acquisitions and Dispositions (b)	Monetary Asset Re-measurement losses in Venezuela (c)	Employee Benefit Settlement and Severance Losses (d)	U.S. Retirement Plans (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	First Quarter 2013
Revenue:
Latin America	$412.9	-	-	-	-	-	-	412.9
EMEA	286.0	(3.9)	-	-	-	-	-	282.1
Asia Pacific	42.9	-	-	-	-	-	-	42.9
International	741.8	(3.9)	-	-	-	-	-	737.9
North America	235.6	-	-	-	-	-	-	235.6
Revenues	$977.4	(3.9)	-	-	-	-	-	973.5

Operating profit:
International	$35.6	1.2	-	13.4	0.3	-	-	50.5
North America	(2.4)	-	-	-	-	2.9	-	0.5
Segment operating profit	33.2	1.2	-	13.4	0.3	2.9	-	51.0
Non-segment	(17.0)	-	(1.1)	-	-	10.5	-	(7.6)
Operating profit	$16.2	1.2	(1.1)	13.4	0.3	13.4	-	43.4

Amounts attributable to Brink’s:
Income from continuing operations	$2.1	1.3	(1.1)	8.4	0.2	8.4	(2.2)	17.1
Diluted EPS – continuing operations	0.04	0.02	(0.02)	0.17	-	0.17	(0.04)	0.35

Amounts may not add due to rounding.

(a)	To eliminate results of additional European operations we intend to exit in 2013. Operations do not currently meet requirements to be classified as discontinued operations.
(b)
To eliminate a $1.1 million adjustment to the amount of gain recognized on a 2010 business acquisition in Mexico as a result of a favorable adjustment to the purchase price received in the first quarter of 2013.

(c)	To eliminate currency exchange losses related to a 16% devaluation of the official exchange rate in Venezuela from 5.3 to 6.3 bolivar fuertes to the U.S. dollar.
(d)	To eliminate employee benefit settlement losses in Mexico.
(e)	To eliminate expenses related to U.S. retirement plans.
(f)
To adjust effective income tax rate in the interim period to be equal to the midpoint of the estimated range of the full-year non-GAAP effective income tax rate.  The midpoint of the estimated range of the full-year non-GAAP effective tax rate for 2013 is 37.5%.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Additional European Operations to be Exited (a)	Gains and Losses on Acquisitions and Dispositions (b)	Employee Benefit Settlement and Severance Losses (c)	U.S. Retirement Plans (d)	Tax Benefit on Change in Health Care Funding Strategy (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	First Quarter 2012
Revenue:
Latin America	$386.3	-	-	-	-	-	-	386.3
EMEA	280.4	(3.8)	-	-	-	-	-	276.6
Asia Pacific	37.6	-	-	-	-	-	-	37.6
International	704.3	(3.8)	-	-	-	-	-	700.5
North America	236.4	-	-	-	-	-	-	236.4
Revenues	$940.7	(3.8)	-	-	-	-	-	936.9

Operating profit:
International	$65.2	1.2	-	0.8	-	-	-	67.2
North America	5.8	-	-	-	2.2	-	-	8.0
Segment operating profit	71.0	1.2	-	0.8	2.2	-	-	75.2
Non-segment	(24.3)	-	-	-	14.7	-	-	(9.6)
Operating profit	$46.7	1.2	-	0.8	16.9	-	-	65.6

Amounts attributable to Brink’s:
Income from continuing operations	$20.9	1.3	(1.2)	0.6	10.2	-	0.8	32.6
Diluted EPS – continuing operations	0.43	0.02	(0.02)	0.01	0.21	-	0.02	0.67

See page 12 for footnote explanations.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Additional European Operations to be Exited (a)	Gains and Losses on Acquisitions and Dispositions (b)	Employee Benefit Settlement and Severance Losses (c)	U.S. Retirement Plans (d)	Tax Benefit on Change in Health Care Funding Strategy (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	Full Year 2012
Revenue:
Latin America	$1,579.4	-	-	-	-	-	-	1,579.4
EMEA	1,158.4	(15.4)	-	-	-	-	-	1,143.0
Asia Pacific	158.9	-	-	-	-	-	-	158.9
International	2,896.7	(15.4)	-	-	-	-	-	2,881.3
North America	945.4	-	-	-	-	-	-	945.4
Revenues	$3,842.1	(15.4)	-	-	-	-	-	3,826.7

Operating profit:
International	$227.6	5.4	(8.5)	3.9	-	-	-	228.4
North America	32.5	-	-	-	8.8	-	-	41.3
Segment operating profit	260.1	5.4	(8.5)	3.9	8.8	-	-	269.7
Non-segment	(88.9)	-	(0.8)	-	47.4	-	-	(42.3)
Operating profit	$171.2	5.4	(9.3)	3.9	56.2	-	-	227.4

Amounts attributable to Brink’s:
Income from continuing operations	$106.8	5.7	(14.0)	2.8	33.8	(21.1)	-	114.0
Diluted EPS – continuing operations	2.20	0.12	(0.29)	0.06	0.70	(0.43)	-	2.35

Amounts may not add due to rounding.

(a)	To eliminate results of additional European operations we intend to exit in 2013. Operations do not currently meet requirements to be classified as discontinued operations.
(b)	To eliminate:
•
Gains related to the sale of investments in mutual fund securities ($1.9 million in the first quarter and $0.5 million in the third quarter).  Proceeds from the sales were used to fund the settlement of pension obligations related to our former chief executive officer and chief administrative officer.

•
Gains and losses related to business acquisitions and dispositions.  A $0.9 million gain was recognized in the second quarter and a $0.1 million loss was recognized in the third quarter.  In the fourth-quarter of 2012, tax expense included a benefit of $7.5 million related to a reduction in an income tax accrual established as part of the 2010 acquisition of subsidiaries in Mexico, and pretax income included a $2.1 million favorable adjustment to the local profit sharing accrual as a result of the change in tax expectation.

•	Third quarter gain on the sale of real estate in Venezuela ($7.2 million).
•
Selling costs related to certain operations expected to be sold in the near term and costs related to an acquisition completed in first quarter 2013.  A $0.8 million loss was recognized in the fourth quarter.

(c)
To eliminate employee benefit settlement and acquisition-related severance losses (Mexico and Argentina).  Employee termination benefits in Mexico are accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits.

(d)	To eliminate expenses related to U.S. retirement plans.
(e)	To eliminate tax benefit related to change in retiree health care funding strategy.
(f)	To adjust effective income tax rate in the interim period to be equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate for 2012 was 36.3%.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

NON-GAAP CASH FLOWS FROM OPERATING ACTIVITIES – RECONCILED TO U.S. GAAP
	First Quarter
	2013	2012
Cash flows from operating activities – GAAP	$3.3	$(16.4)
Decrease (increase) in certain customer obligations (a)	(16.8)	18.8
Cash outflows (inflows) related to discontinued operations (b)	7.1	6.6

Cash flows from operating activities – Non-GAAP	$(6.4)	$9.0

(a)
To eliminate the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations.  The title to this cash transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

(b)	To eliminate cash flows related to our discontinued operations.

Non-GAAP cash flows from operating activities is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of the non-GAAP cash flows from operating activities is to report financial information excluding the impact of cash received and processed in certain of our secure Cash Management Service operations and without cash flows from discontinued operations.  Brink’s believes these measures are helpful in assessing cash flows from operations, enable period-to-period comparability and are useful in predicting future operating cash flows. Non-GAAP cash flows from operating activities should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

NET DEBT – RECONCILED TO U.S. GAAP
	March 31,	December 31,
	2013	2012
Debt:
Short-term debt	$71.1	$26.7
Long-term debt	438.6	362.6
Total Debt	509.7	389.3

Less:
Cash and cash equivalents	234.8	201.7
Amounts held by Cash Management Services operations (a)	(60.6)	(44.0)
Cash and cash equivalents available for general corporate purposes	174.2	157.7

Net Debt	$335.5	$231.6

(a)
Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP.  Net Debt excluding cash and debt in Venezuelan operations was $395 million at March 31, 2013, and $280 million at December 31, 2012.

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